Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Robert W. Walker, President and Chief Executive Officer, and Karen E. Troutman, Senior Vice President and Chief Financial Officer of Abigail Adams National Bancorp, Inc. (the “Company”) each certify in their capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2008 and that to the best of their knowledge:
(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: November 19, 2008	/s/ Robert W. Walker
Robert W. Walker
Chief Executive Officer

Date: November 19, 2008	/s/ Karen E. Troutman
Karen E. Troutman
Chief Financial Officer

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